Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report of Headwaters Incorporated (the “Company”) on Form 10-K for the year ended September 30, 2006 (the “Report”), we, Kirk A. Benson, Chief Executive Officer of the Company, and Scott K. Sorensen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
November 22, 2006

 /s/  Scott K. Sorensen
Scott K. Sorensen
Chief Financial Officer
November 22, 2006